ISIN: US90270KGN37 Public UBS AG Inverse Phoenix Autocallable Notes with Static Buffer and Memory Interest Distributed through J.P. Morgan Securities LLC Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-204908 Dated April 5, 2016

Inverse Phoenix Autocallable Notes with Static Buffer and Memory Interest Linked to the relevant nearby NYMEX-traded Light Sweet Crude Oil (WTI) Futures Contract Indicative Terms Hypothetical Return on a Note Underlying Asset Relevant nearby NYMEX-traded Light Sweet Crude Oil (WTI) Futures Contract (Bloomberg Ticker: "CL1 <commodity>") Initial Price [ ] Contingent Interest Payment $50 Underlying return at maturity Underlying return at maturity Currency return at maturity Index return at maturity Buffer Amount 0.3 Downside Multiplier 100/70 Interest Barrier 1.3 #REF! Equity return Currency return Index return Term Approximately 6 months, unless called earlier #REF! #REF! #REF! #REF! Investor Suitability / Risk Considerations Hypothetical Payment upon Automatic Call or at Maturity commodities currencies currrency G10 equities Investing in the Notes involves significant risks: HypotheticalClosing Level Interest review dates Prior to the FinalInterest review date Final Interest review date Investing in the notes involves significant risks Investing in the notes involves significant risks Investing in the notes involves significant risks Investing in the notes involves significant risks — You may lose all of your initial investment You may lose all or a substantial portion of your investment You may lose all or a substantial portion of your investment You may lose all or a substantial portion of your investment You may lose all or a substantial portion of your investment — Your potential return is limited to the contingent interest payments, which should not be viewed as periodic interest payments HypotheticalUnderlying Return at Interest review date Payment onInterest PaymentDate or Call Settlement Date 1)2) HypotheticalUnderlying Returnat Maturity HypotheticalPayment at Maturity per Note1)2)3) #REF! #REF! #REF! #REF! — You do not seek guaranteed current income from your investment — You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes You do not seek current income from your investment. The notes do not pay interest You do not seek current income from your investment. The notes do not pay interest You do not seek current income from your investment. The notes do not pay interest You do not seek current income from your investment. The notes do not pay interest — You assume the credit risk of UBS AG for all payments under the Notes 70 1 $0 1 $0 You are willing to hold the notes to maturity and accept that there may be little or no You are willing to hold the notes to maturity and accept that there may be little or no You are willing to hold the notes to maturity and accept that there may be little or no You are willing to hold the notes to maturity and accept that there may be little or no — Market prices of commodities futures contracts tend to be highly volatile and may fluctuate rapidly based on numerous factors. These 66.5 0.9 $0 0.9 $142.86000000000001 secondary market for the notes secondary market for the notes secondary market for the notes secondary market for the notes factors may create additional investment risks that cause the value of the Notes to be more volatile than the values of traditional 63 0.8 $0 0.8 $285.70999999999998 You assume the credit risk of UBS AG for all payments under the notes You assume the credit risk of UBS AG for all payments under the notes You assume the credit risk of UBS AG for all payments under the notes You assume the credit risk of UBS AG for all payments under the notes debt instruments 59.5 0.7 $0 0.7 $428.57 Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on Market prices of foreign exchange tend to be highly volatile and may fluctuate rapidly based on Market prices of foreign exchange tend to be highly volatile and may fluctuate rapidly based on The level of the underlying equity can rise or fall sharply due to numerous factors. — The estimated initial value of the Notes is lower than the issue price 56 0.6 $0 0.6 $571.42999999999995 numerous factors. These factors may create additional investment risks that cause the value numerous factors. These factors may create additional investment risks that cause the value numerous factors. These factors may create additional investment risks that cause the value These factors may create additional investment risks that cause the value of the notes — Conflicts of interests may apply to the Notes, including conflicts arising from hedging activities 52.5 0.5 $0 0.5 $714.29 of the Notes to be more volatile than the values of such traditional notes of the Notes to be more volatile than the values of such traditional notes of the Notes to be more volatile than the values of such traditional notes to be more volatile than the values of traditional notes — Additional risk factors in respect to the Notes offering and the underlying market risk can be found in section "Key Risks" of the 49 0.4 $0 0.4 $857.14 Additional risk factors in respect to the notes offering can be found in section Emerging markets currencies are subject to increased risks and adverse fluctuation based on Additional risk factors in respect to the notes offering and the underlying market Additional risk factors in respect to the notes offering and the underlying market respective preliminary prospectus supplement 47.25 0.35 $0 0.35 $928.57 "Key Risks" of the respective Free Writing Prospectus numerous factors increasing investment risks market risk can be found in section "Key Risks" of the respective Free Writing Prospectus market risk can be found in section "Key Risks" of the respective Free Writing Prospectus 45.85 0.31 $0 0.31 $985.71 JPMorgan notes LLC, an affiliate of JPMorgan Chase & Co, acts as a placement agent Additional risk factors in respect to the notes offering and the underlying market/emerging JPMorgan notes LLC, an affiliate of JPMorgan Chase & Co, acts as a placement agent JPMorgan notes LLC, an affiliate of JPMorgan Chase & Co, acts as a placement agent Please refer to the preliminary prospectus supplement for further details on risks, liquidity, prospective returns and other matters of interest. This free writing prospectus must not be looked at in isolation and a decision with respect to an investment in the Notes must be taken in conjunction with all available documentation in reference to this Note offering. 45.5 0.3 $50 0.3 $1,050 42 0.2 $50 0.2 $1,050 market risk can be found in section "Key Risks" of the respective Free Writing Prospectus 38.5 0.1 $50 0.1 $1,050 JPMorgan notes LLC, an affiliate of JPMorgan Chase & Co, acts as a placement agent 36.75 0.05 $50 0.05 $1,050 35 0 $1,050 0 $1,050 33.25 -0.05 $1,050 -0.05 $1,050 31.5 -0.1 $1,050 -0.1 $1,050 29.75 -0.15 $1,050 -0.15 $1,050 28 -0.2 $1,050 -0.2 $1,050 24.5 -0.3 $1,050 -0.3 $1,050 21 -0.4 $1,050 -0.4 $1,050 1) The Notes will be automatically called if the official settlement price of the underlying asset on the autocall review date is equal to or less than the initial price. 2) You will receive a contingent interest payment in connection with an interest review date (other than the final interest review date) if the closing price of the underlying asset on that interest review date is equal to or greater than the interest barrier. 3) Pursuant to the memory coupon feature, if a contingent interest payment is not made on the first interest payment date because the official settlement price of the underlying asset is greater than the interest barrier on the first interest review date, such previously unpaid contingent interest payment will be made on the maturity date if the final price on the valuation date is equal to or less than the interest barrier. Hypothetical final Underlying Level1) Hypothetical Underlying Return Hypothetical Payment at maturity per Note Cash Settement Amount - Issue Price Total Return of Note at Maturity 1 $50 1 $1,025.75 2.575% 2 $49.375 0.97499999999999998 $1,025.75 2.575% 3 $48.75 0.95 $1,025.75 2.575% 4 $48.125 0.92500000000000004 $1,025.75 2.575% 5 $47.5 0.9 $1,025.75 2.575% 6 $46.875 0.875 $1,025.75 2.575% 7 $46.25 0.85 $1,025.75 2.575% 8 $45.625 0.82499999999999996 $1,025.75 2.575% 9 $45 0.8 $1,025.75 2.575% 10 $44.375 0.77500000000000002 $1,025.75 2.575% 11 $43.75 0.75 $1,025.75 2.575% 12 $43.125 0.72499999999999998 $1,025.75 2.575% 13 $42.5 0.7 $1,025.75 2.575% 14 $41.875 0.67500000000000004 $1,025.75 2.575% 15 $41.25 0.65 $1,025.75 2.575% 16 $40.625 0.625 $1,025.75 2.575% 17 $40 0.6 $1,025.75 2.575% 18 $39.375 0.57499999999999996 $1,025.75 2.575% 19 $38.75 0.55000000000000004 $1,025.75 2.575% 20 $38.125 0.52500000000000002 $1,025.75 2.575% 21 $37.5 0.5 $1,025.75 2.575% 22 $36.875 0.47499999999999998 $1,025.75 2.575% 23 $36.25 0.45 $1,025.75 2.575% 24 $35.625 0.42499999999999999 $1,025.75 2.575% 25 $35 0.4 $1,025.75 2.575% 26 $34.375 0.375 $1,025.75 2.575% 27 $33.75 0.35 $1,025.75 2.575% 28 $33.125 0.32500000000000001 $1,025.75 2.575% 29 $32.5 0.3 $1,025.75 2.575% 30 $31.875 0.27500000000000002 $1,025.75 2.575% 31 $31.25 0.25 $1,025.75 2.575% 32 $30.625 0.22500000000000001 $1,025.75 2.575% 33 $30 0.2 $1,025.75 2.575% 34 $29.375 0.17499999999999999 $1,025.75 2.575% 35 $28.75 0.15 $1,025.75 2.575% 36 $28.125 0.125 $1,025.75 2.575% 38 $27.5 0.1 $1,025.75 2.575% 39 $26.875 7.4999999999999997E-2 $1,025.75 2.575% 40 $26.25 0.05 $1,025.75 2.575% $25.625 2.5000000000000001E-2 $1,025.75 2.575% 41 $25 0 $1,025.75 2.575% 42 $24.324999999999999 -2.5000000000000001E-2 $1,025.75 2.575% 43 $23.75 -0.05 $1,025.75 2.575% 44 $23.125 -7.4999999999999997E-2 $1,025.75 2.575% 45 $22.5 -0.1 $1,025.75 2.575% 46 $21.875 -0.125 $1,025.75 2.575% 47 $21.25 -0.15 $1,025.75 2.575% 48 $20.625 -0.17499999999999999 $1,025.75 2.575% 49 $20 -0.2 $1,025.75 2.575% 50 $19.375 -0.22500000000000001 $1,025.75 2.575% 51 $18.75 -0.25 $1,025.75 2.575% 52 $18.125 -0.27500000000000002 $1,025.75 2.575% $17.5 -0.3 $1,025.75 2.575% $17.497499999999999 -0.30009999999999998 $699.9 -0.30009999999999998 $17.375 -0.30499999999999999 $695 -0.30499999999999999 53 $17.25 -0.31 $690 -0.31 $17.125 -0.315 $685 -0.315 $17 -0.32 $680 -0.32 54 $16.875 -0.32500000000000001 $675 -0.32500000000000001 55 $16.25 -0.35 $650 -0.35 56 $15.625 -0.375 $625 -0.375 57 $15 -0.4 $600 -0.4 58 $14.375 -0.42499999999999999 $575 -0.42499999999999999 59 $13.75 -0.45 $550 -0.45 60 $13.125 -0.47499999999999998 $525 -0.47499999999999998 61 $12.5 -0.5 $500 -0.5 62 $11.875 -0.52500000000000002 $475 -0.52500000000000002 63 $11.25 -0.55000000000000004 $450 -0.55000000000000004 64 $10.625 -0.57499999999999996 $425 -0.57499999999999996 65 $10 -0.6 $400 -0.6 66 $9.375 -0.625 $375 -0.625 67 $8.75 -0.65 $350 -0.65 68 $8.125 -0.67500000000000004 $325 -0.67500000000000004 69 $7.5 -0.7 $300 -0.7 70 $6.875 -0.72499999999999998 $275 -0.72499999999999998 71 $6.25 -0.75 $250 -0.75 72 $5.625 -0.77500000000000002 $225 -0.77500000000000002 73 $5 -0.8 $200 -0.8 74 $4.375 -0.82499999999999996 $175 -0.82499999999999996 75 $3.75 -0.85 $150 -0.85 76 $3.125 -0.875 $125 -0.875 77 $2.5 -0.9 $100 -0.9 78 $1.875 -0.92500000000000004 $75 -0.92500000000000004 79 $1.25 -0.95 $50 -0.95 80 $0.625 -0.97499999999999998 $25 -0.97499999999999998 81 $0 -1 $0 -100.000% 82 83 84 85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 100 101

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